Filed Pursuant to Rule 424(b)(7)
Registration No. 333-287359
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 16, 2025)
Weave Communications, Inc.
Up to 981,405 Shares of Common Stock Offered by Selling Stockholders
We are registering the proposed resale or other disposition from time to time of up to 981,405 shares of our common stock (the “Resale Shares”) by the selling stockholders identified in this prospectus supplement. The Resale Shares were issued or may be issued to the selling stockholders in connection with the TrueLark Acquisition described below. We relied upon the exemption from registration provided by section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the initial issuance of Resale Shares.
To the extent that any selling stockholders resell any Resale Shares, the selling stockholders may be required to provide you with this prospectus identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. You should read this prospectus before you invest. We will not receive any proceeds from the sale of our common stock by the selling stockholders.
On May 4, 2025, we entered into an Agreement and Plan of Merger, amended on May 16, 2025 (as amended, the “Merger Agreement”), by and among the Company, Project Sparrow Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Vidurama, Inc., a Delaware corporation doing business as TrueLark (“TrueLark”), Srivatsan Laxman, solely in his capacity as representative of the indemnifying stakeholders, pursuant to which we acquired TrueLark through a merger of Merger Sub with and into TrueLark (the “TrueLark Acquisition”). The closing of the TrueLark Acquisition occurred on May 16, 2025. In connection with the closing, 931,438 shares of our common stock were issued or are issuable to certain TrueLark stakeholders, and we paid cash in lieu of shares to unaccredited investors. In addition, a total of 49,967 shares of our common stock were held back by us from the merger consideration as security for potential post-closing adjustments and for indemnification and other obligations of the TrueLark stakeholders set forth in the Merger Agreement for a period of up to twelve months following the closing, which may result in the issuance of additional shares of our common stock to certain TrueLark stakeholders.
The selling stockholders may sell any or all of their Resale Shares from time to time on The New York Stock Exchange (the “NYSE”) or any other stock exchange, market, or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus supplement.
The selling stockholders may sell some, all or none of the Resale Shares offered by this prospectus supplement and we do not know when or in what amount the selling stockholders may sell their Resale Shares hereunder. We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.
We are registering the Resale Shares pursuant to a registration rights agreement, entered into in connection with the TrueLark Acquisition by and among us, TrueLark, and certain stakeholders of TrueLark.
Our common Stock is listed on the NYSE under the symbol “WEAV.” On June 4, 2025, the last reported sale price of our common stock on the NYSE was $9.68 per share. Our principal executive office is located at 1331 West Powell Way, Lehi, Utah 84043.
Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page S-3 of this prospectus supplement and the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is June 4, 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
This prospectus supplement and accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement on Form S-3 (File No. 333-287359) that we filed on May 16, 2025 with the Securities and Exchange Commission, or SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.
This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any common stock other than the common stock described herein or an offer to sell or the solicitation of an offer to buy such common stock in any circumstances in which such offer or solicitation is unlawful.
S-ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference herein and therein. It does not contain all of the information that may be important to you and your investment decision. Before investing in our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus, including the matters set forth under the sections of this prospectus supplement, the accompanying prospectus and any related free writing prospectus titled “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part. Unless the context otherwise requires, the terms “Weave,” the “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus refer to the consolidated operations of Weave Communications, Inc., a Delaware corporation, and its consolidated subsidiaries as a whole.
Company Overview
Weave is a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses. From the first phone call to the final invoice and every touchpoint in between, Weave connects the entire patient journey. Weave’s software solutions transform how healthcare practices attract, communicate with, and engage patients and clients to grow their business. Weave seamlessly integrates billing and payment requests into communication workflows, streamlining payment timelines, reducing accounts receivable, and supporting practice profitability.
We have democratized powerful communication and engagement capabilities previously only available to enterprises, made them intuitive and easy to use and put them in one solution. Our verticalized software platform streamlines the day-to-day operations of running a small and medium-sized business (“SMB”) healthcare practice. Instead of a fragmented set of tools, Weave offers an AI-powered solution that spans all forms of communication and engagement including physical and softphones, messaging, email marketing, insurance verification, online appointment scheduling, reviews, payments, digital forms, and more. Through authorized and supported integrations with leading practice management systems (“PMS”), we automate and personalize patient communications while embedding FinTech solutions—such as text-to-pay, online bill pay, and payment plans—directly into communication workflows. By streamlining payment processes, Weave accelerates collections, reduces write-offs, and improves practice profitability.
We were organized in Delaware in September 2008 as Recall Solutions, LLC. We converted into a Delaware corporation in October 2015 under the name Weave Communications, Inc. Our principal executive offices are located at 1331 W Powell Way, Lehi, Utah 84043 and our telephone number is (385) 331-4164.  Our corporate website address is https://www.getweave.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Description of the TrueLark Acquisition
On May 4, 2025, we entered into an Agreement and Plan of Merger, amended May 16, 2025 (as amended, the “Merger Agreement”), by and among the Company, Project Sparrow Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Vidurama, Inc., a Delaware corporation doing business as TrueLark (“TrueLark”), Srivatsan Laxman, solely in his capacity as representative of the indemnifying stakeholders, and the other parties thereto, pursuant to which we acquired TrueLark through a merger of Merger Sub with and into TrueLark (the “TrueLark Acquisition”). The closing of the TrueLark Acquisition occurred on May 16, 2025. In connection with the closing, 931,438 shares of our common stock were issued or are issuable to certain TrueLark stakeholders (the “Closing Shares”), and we paid cash in lieu of shares to unaccredited investors. In addition, a total of 49,967 shares of our common stock were held back by us (the “Holdback Shares” and together with the Closing Shares, the “Resale Shares”) from the merger consideration as security for potential post-closing adjustments and for indemnification and other obligations of the TrueLark stakeholders set forth in the Merger Agreement for a period of up to twelve months following the closing, which may result in the issuance of additional shares of our common stock to certain TrueLark stakeholders.
The Offering
The selling stockholders identified herein may from time to time offer and sell up to 981,405 Resale Shares that were issued or may be issued to the selling stockholders in connection with the TrueLark Acquisition. Our common stock is currently listed on the NYSE under the symbol “WEAV.” We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders.
We relied upon the exemption from registration provided by section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the issuance of Resale Shares. See “Selling Stockholders” beginning on page S-7 of this prospectus supplement. We will not receive any of the proceeds from the sale of the Resale Shares.
All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus supplement, as well as other information we include or incorporate by reference into this prospectus supplement before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our most recent annual report on Form 10-K which is on file with the SEC and incorporated herein by reference, (ii) our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, each of which is on file with the SEC and incorporated herein by reference, and (iii) other documents we subsequently file with the SEC that are deemed incorporated by reference into this prospectus supplement.
Risks Related to the TrueLark Acquisition
We may not realize all of the anticipated outcomes and benefits of the TrueLark Acquisition.
The benefits we expect to achieve as a result of the TrueLark Acquisition will depend, in part, on our ability to realize anticipated growth opportunities and cost synergies. Our success in realizing these growth opportunities and cost synergies, and the timing of this realization, depends on the successful integration of TrueLark’s business and operations with our business and operations. Even if we are able to integrate our business with TrueLark’s business successfully, this integration may not result in the realization of the outcomes and benefits, growth opportunities and cost synergies we currently expect within the anticipated time frame or at all. Moreover, we anticipate that we will incur substantial expenses in connection with the integration of TrueLark’s business with our business. While we anticipate that certain expenses will be incurred, such expenses are difficult to estimate accurately, and may exceed current estimates.
Accordingly, the outcomes and benefits from the TrueLark Acquisition may be offset by costs incurred or delays in integrating the companies, which could cause the outcomes and benefits we anticipate to be inaccurate or not realized.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to the risks described in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, including those described in the “Risk Factors” included and incorporated by reference herein. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement or the documents incorporated by reference, the date of any such document. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

DESCRIPTION OF THE TRUELARK ACQUISITION
On May 4, 2025, we entered into an Agreement and Plan of Merger, amended on May 16, 2025 (as amended, the “Merger Agreement”), by and among the Company, Project Sparrow Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Vidurama, Inc., a Delaware corporation doing business as TrueLark (“TrueLark”), Srivatsan Laxman, solely in his capacity as representative of the indemnifying stakeholders, and the other parties thereto, pursuant to which we acquired TrueLark through a merger of Merger Sub with and into TrueLark (the “TrueLark Acquisition”). The closing of the TrueLark Acquisition occurred on May 16, 2025. In connection with the closing, 931,438 shares of our common stock were issued or are issuable to certain TrueLark stakeholders, and we paid cash in lieu of shares to unaccredited investors.
In addition, a total of 49,967 shares of our common stock were held back by us from the merger consideration as security for potential post-closing adjustments and for indemnification and other obligations of the TrueLark stakeholders set forth in the Merger Agreement for a period of up to twelve months following the closing (the “Holdback Shares”). Release of the Holdback Shares may result in the issuance of additional shares of our common stock to certain TrueLark stakeholders.
In connection with the closing of the TrueLark Acquisition, Weave entered into a registration rights agreement (the “Registration Agreement”) with TrueLark and certain stakeholders of TrueLark pursuant to which Weave agreed to register the Resale Shares under the Securities Act.
Weave is required under the terms of the Registration Agreement to prepare and file a registration statement or a prospectus supplement to an effective automatic shelf registration statement, covering the Resale Shares with the SEC as soon as practicable after the closing of the TrueLark Acquisition and to use commercially reasonable efforts keep the registration statement continuously effective until the earlier of the date that all Shares have been sold thereunder or are able to be publicly sold by relying on Rule 144 of the Securities Act without registration. We have filed this prospectus supplement to fulfill certain obligations under the Registration Agreement.
A copy of the Registration Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act, and incorporated by reference in this prospectus supplement.

SELLING STOCKHOLDERS
This prospectus supplement covers the resale or other disposition from time to time by the selling stockholders of the Resale Shares that were issued or may be issued to the selling stockholders by us in the TrueLark Acquisition. For a description of the TrueLark Acquisition, see “Description of the TrueLark Acquisition” in this prospectus supplement. As used in this prospectus supplement, the term “selling stockholders” includes the selling stockholders listed in the table below, together with their respective pledgees, assignees, donees, transferees or successors-in-interest.
We are registering the offer and sale of the Resale Shares held by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders under the Registration Agreement in connection with the TrueLark Acquisition. Pursuant to a Registration Agreement, we have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus supplement forms a part continuously effective until the earlier of the date that all Shares have been sold thereunder or are able to be publicly sold by relying on Rule 144 of the Securities Act without registration.
Except for any beneficial ownership of our securities, neither the selling stockholder nor any persons who have control over the selling stockholder have had any material relationship with us within the past three years prior to the TrueLark Acquisition.
The following table provides the names of the selling stockholders and the number of shares of our common stock offered by such selling stockholders under this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of their shares offered by this prospectus, and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders listed below may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.
The number of shares and percentages of beneficial ownership set forth below are based on 75,181,804 shares of our common stock outstanding as of May 5, 2025. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us, other than the calculation of the percentage of shares of common stock owned prior to and after the offering.

	Shares Beneficially Owned Prior to Offering (1)		Maximum Number of Shares to be Offered by the Prospectus	Shares Beneficially Owned After Offering (2)

Name of Selling Stockholder	Number	Percentage		Number	Percentage
Srivatsan Laxman	210,999	*	210,999	—	—
Sundararajan Srinivasa Gopalan	152,953	*	152,953	—	—
Supriya Rao	135,277	*	135,277	—	—
Rajan Raghavan	130,003	*	130,003	—	—
Swadesh Family Trust	71,433	*	71,433	—	—
Tapan Patel	43,757	*	43,757	—	—
BluePointe Ventures TechFund II, L.P.	29,987	*	29,987	—	—
BluePointe Ventures TechFund I, LLC	24,870	*	24,870	—	—
Pankaj Patel	14,799	*	14,799	—	—
Umesh K. Singh and Niraj Singh Revocable Trust dated January 5, 2009	14,157	*	14,157	—	—
Klaus Oestermann	12,680	*	12,680	—	—
Elevate TGA SPV	12,260	*	12,260	—	—

	Shares Beneficially Owned Prior to Offering (1)		Maximum Number of Shares to be Offered by the Prospectus	Shares Beneficially Owned After Offering (2)

Name of Selling Stockholder	Number	Percentage		Number	Percentage
Jacob Kivett	8,797	*	8,797	—	—
Amisha Kirit Patel	8,494	*	8,494	—	—
Sushil Mittal	8,445	*	8,445	—	—
Pradeep Padmanabhan	8,277	*	8,277	—	—
Eric Weeden	7,950	*	7,950	—	—
Arushi Goyal Gupta Irrevocable Trust	7,399	*	7,399	—	—
Elevate Capital Fund, LLC	6,622	*	6,622	—	—
Umesh Singh	6,455	*	6,455	—	—
Prabakar Sundarrajan	6,370	*	6,370	—	—
Kunal Mittal	5,959	*	5,959	—	—
Eli Sternheim	5,662	*	5,662	—	—
Brex Technology Opportunities Fund (Master) I LP	3,998	*	3,998	—	—
Chockalingam Ganapathi	3,699	*	3,699	—	—
Gururaj Singh	3,699	*	3,699	—	—
Narasimha Krishnaswamy	3,699	*	3,699	—	—
Neeraj Hablani	3,699	*	3,699	—	—
Madhavan Rangaswamy	3,327	*	3,327	—	—
Kartik Ramakrishnan	2,897	*	2,897	—	—
SFTrust Holdings LLC	2,474	*	2,474	—	—
Shyam Rao	1,927	*	1,927	—	—
Rajvir Singh	1,892	*	1,892	—	—
Nagaraj Shashi Kiran	1,849	*	1,849	—	—
Narasimhan G Mandeyam	1,849	*	1,849	—	—
Ravi Raghavan	1,849	*	1,849	—	—
Lisa Claridge	1,790	*	1,790	—	—
Lisa Bertelsen-Kivett	1,614	*	1,614	—	—
Anand Balasubrahmanyan	1,392	*	1,392	—	—
Ashish Gupta	1,284	*	1,284	—	—
Shashi Kiran	1,055	*	1,055	—	—
Huw Rees	953	*	953	—	—
Peter Lane	471	*	471	—	—
Phil Toh	471	*	471	—	—
Myles McAllister	441	*	441	—	—
Sharath Sreenivasan	369	*	369	—	—
David Scott	314	*	314	—	—
Amrita Seshaadri	294	*	294	—	—
Kumar Sripadam	190	*	190	—	—
Fadi Ibsies	157	*	157	—	—
Madhu Chandrababu	147	*	147	—	—
___________
(1)Includes shares issued or issuable at the closing of the TrueLark Acquisition as well as Holdback Shares.
(2)Assumes all Resale Shares are sold hereunder. The selling stockholders may sell some, all or none of the Resale Shares offered by this prospectus supplement from time to time. We do not know how long the selling stockholders will hold the Shares covered hereby before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Resale Shares. The registration of the Resale Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Resale Shares covered by this prospectus supplement.
(*)    Represents less than 1%.

PLAN OF DISTRIBUTION
We are registering the Resale Shares issued to the selling stockholders to permit the resale of these shares of common stock by the holders from time to time after the date of this prospectus supplement.
No broker, dealer or underwriter has been engaged in connection with soliciting such exchange, exercise, or resale, and no commission or other compensation will be paid to any person in connection with solicitation of such exchange, exercise, or resale. No broker, dealer or underwriter has been engaged in connection with this offering.
We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.
The selling stockholders, which as used herein includes donees, pledgees, assignees, transferees and other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
Sales of shares of our common stock by the selling stockholders named in this prospectus may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:
•block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;
•exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;
•ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
•privately negotiated transactions;
•the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•the settlement of short sales;
•a combination of any of the foregoing methods of sale; and
•any other method permitted by applicable law.
An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our common stock is traded may be engaged to act as the selling stockholders’ agent in the sale of shares by the selling stockholders.
In connection with distributions of the Resale Shares offered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short to effect its hedging transactions and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The aggregate proceeds to the selling stockholders from the sale of the Resale Shares offered by it pursuant to this prospectus will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.
Each broker-dealer that receives Resale Shares for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of the Resale Shares. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus available to the selling stockholders, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
In order to comply with the securities laws of some states, if applicable, the Resale Shares offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.
The selling stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of our common stock by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
The selling stockholders and any brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock offered hereby.
We will bear all fees and expenses incident to our obligation to register the shares of common stock offered hereby, except that, if the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. We may be required to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act, to the extent arising out of or resulting from or in connection with any breach of or default in connection with any of the covenants in the Registration Agreement.
Any underwriter, dealers and agents engaged by the selling stockholders may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

LEGAL MATTERS
The validity of the securities offered hereunder will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Salt Lake City, Utah.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Weave Communications, Inc. for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, we maintain a website that contains information about us at www.getweave.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus forms a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to the company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 13, 2025;
•Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, filed on May 9, 2025;
•Our Current Reports on Form 8-K filed with the SEC on February 20, 2025 (except for the information furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and the furnished exhibit relating to that information), May 5, 2025 (relating to the proposed issuance of common stock, except for the information furnished pursuant to Item 7.01 of Form 8-K and the furnished exhibit relating to that information), May 5, 2025 (relating to the retirement, and transition of duties, of a named executive officer); and on May 23, 2025; and
•The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on November 2, 2021, as updated by the description of our capital stock included in Exhibit 4.3 of our Annual Report on Form 10-K filed with the SEC on March 23, 2022, and any other amendment or report filed for the purpose of updating such description.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with the prospectus supplement or the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement or the accompany prospectus, at no cost by requesting them in writing or by telephone from us at the following:
Weave Communications, Inc.
1331 West Powell Way
Lehi, Utah 84043
Telephone:
(385) 331-4164
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.getweave.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or any accompanying prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into such registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus supplement or any subsequent prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

Weave Communications, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may, from time to time, offer and sell our common stock, preferred stock or debt securities, either separately or represented by warrants or rights, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt. The preferred stock, debt securities, warrants and rights may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

In addition, from time to time, the selling securityholders to be named in a prospectus supplement may use this prospectus to offer our securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “WEAV”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

We or any selling securityholders may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders sell a type or series of securities under this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Weave”, “we”, “us”, “our”, the “company” or similar references refer to Weave Communications, Inc. and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, debt securities, warrants, rights, units or any combination of the foregoing securities.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WEAVE COMMUNICATIONS, INC.

Weave is a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses. From the first phone call to the final invoice and every touchpoint in between, Weave connects the entire patient journey. Weave’s software solutions transform how healthcare practices attract, communicate with, and engage patients and clients to grow their business. Weave seamlessly integrates billing and payment requests into communication workflows, streamlining payment timelines, reducing accounts receivable, and supporting practice profitability.

We have democratized powerful communication and engagement capabilities previously only available to enterprises, made them intuitive and easy to use and put them in one solution. Our verticalized software platform streamlines the day-to-day operations of running a small and medium-sized business (“SMB”) healthcare practice. Instead of a fragmented set of tools, Weave offers an AI-powered solution that spans all forms of communication and engagement including physical and softphones, messaging, email marketing, insurance verification, online appointment scheduling, reviews, payments, digital forms, and more. Through authorized and supported integrations with leading practice management systems (“PMS”), we automate and personalize patient communications while embedding FinTech solutions—such as text-to-pay, online bill pay, and payment plans—directly into communication workflows. By streamlining payment processes, Weave accelerates collections, reduces write-offs, and improves practice profitability.

We were organized in Delaware in September 2008 as Recall Solutions, LLC. We converted into a Delaware corporation in October 2015 under the name Weave Communications, Inc. Our principal executive offices are located at 1331 W Powell Way, Lehi, Utah 84043 and our telephone number is (385) 331-4164.  Our corporate website address is https://www.getweave.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein or therein, including those described in the “Risk Factors” section incorporated by reference herein. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. General corporate purposes may include, but are not limited to, additions to working capital, capital expenditures, stock repurchases, repayment or refinancing of indebtedness, and acquisitions of, or investment in, complementary businesses, technologies, or other assets.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF SECURITIES

We will set forth in the applicable accompanying prospectus supplement a description of the common stock, preferred stock debt securities, warrants, rights or units that may be offered and sold under this prospectus.

Any debt securities offered under this prospectus will be governed by a debt indenture. The form of indenture has been filed as an exhibit hereto.

SELLING SECURITYHOLDERS

In addition to covering the offering of the securities described in this prospectus by us, this prospectus covers the offering of securities by selling securityholders. Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a free writing prospectus, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference.

PLAN OF DISTRIBUTION

We and any selling securityholder, as applicable, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•to or through underwriters or dealers;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•directly to purchasers;
•broker-dealers may agree with a selling securityholder to sell a specified number of securities at a stipulated price per security;
•a combination of any of these methods of sale; and
•any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Weave Communications, Inc. for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on the “Investor Relations” page of our website our website at https://investors.getweave.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:

•Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 13, 2025;

•Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, filed on May 9, 2025;

•Our Current Reports on Form 8-K filed with the SEC on February 20, 2025 (except for the information furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and the furnished exhibit relating to that information), May 5, 2025 (relating to the proposed issuance of common stock, except for the information furnished pursuant to Item 7.01 of Form 8-K and the furnished exhibit relating to that information), and May 5, 2025 (relating to the retirement, and transition of duties, of a named executive officer) ; and

•The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on November 2, 2021, as updated by the description of our capital stock included in Exhibit 4.3 of our Annual Report on Form 10-K filed with the SEC on March 23, 2022, and any other amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Weave Communications, Inc.
1331 West Powell Way
Lehi, Utah 84043
Telephone:
(385) 331-4164

Weave Communications, Inc.
Up to 981,405 Shares of Common Stock Offered by Selling Stockholders

PROSPECTUS SUPPLEMENT

June 4, 2025
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